EXHIBIT A

As of May 1, 2015

COLUMBIA FUNDS SERIES TRUST

Columbia Capital Allocation Moderate Aggressive Portfolio

Columbia Capital Allocation Moderate Conservative Portfolio

Columbia LifeGoal Growth Portfolio

Columbia Mid Cap Value Fund

Columbia Overseas Value Fund

Columbia Select International Equity Fund

Columbia Short Term Bond Fund

Columbia Small Cap Index Fund

COLUMBIA FUNDS SERIES TRUST I

Columbia Adaptive Risk Allocation Fund

Columbia Balanced Fund

Columbia Contrarian Core Fund

Columbia Emerging Markets Fund

Columbia Global Energy and Natural Resources Fund

Columbia Intermediate Bond Fund

Columbia Large Cap Growth Fund

Columbia Mid Cap Growth Fund

Columbia Real Estate Equity Fund

Columbia Small Cap Growth Fund I

Columbia Strategic Income Fund

IN WITNESS THEREOF, the parties hereto have executed the foregoing Exhibit A as of April 15, 2015.

COLUMBIA FUNDS SERIES TRUST
COLUMBIA FUNDS SERIES TRUST I

By:	/s/ Christopher O. Petersen
Christopher O. Petersen
President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Lyn Kephart-Strong
Lyn Kephart-Strong
President

EXHIBIT B

PLAN ADMINISTRATION SERVICES

In exchange for the Plan Administration Fee allocable to Class K shares of each Fund, as set forth on Exhibit C, CMIS shall enter into agreements with third party administrators to provide Plan Administration Services with respect to Class K shares that may include, but are not limited to, the following:

Plan Implementation and Conversion Services such as:

Design, provide, prepare or amend plan documents

Collect historical data

Set-up plan on recordkeeping system

Coordinate transfer of assets

Prepare and submit plan Internal Revenue Service filings

Prepare summary plan description and summaries of material modification

Prepare participant enrollment kits

Conduct plan education and enrollment meetings

Recordkeeping Services such as:

Administer participant contributions

Administer employer contributions

Administer participant forfeitures

Administer participant withdrawals

Administer dividends, capital gains and interest payments

Administer investment net asset value fluctuations

Administer investment allocations

Balance or reconcile transactions

Administer vesting schedules

Plan Maintenance Services such as

Review employee and participant data

Conduct or administer discrimination testing

Conduct or administer top heavy testing

Monitor section 402(g) compliance

Monitor section 415 compliance

Prepare or provide data for annual reports and Form 5500s

Conduct compliance consulting

Plan and Participant Reports such as:

Periodic participant statements

Participant activity reports

Periodic plan or trust statements

Administrative Services such as:

Provide distribution options

Provide and administer forms

Administer qualified domestic relations orders

Administer loans

Administer rollovers

Withhold taxes

Prepare and transmit tax forms

Issue checks

Administer asset transfers

Education Activities such as:

Create or make available plan education material

Develop or provide programs designed to increase plan participation

Help participants consider investment/retirement goals

Provide general or customized plan education programs

Provide retirement readiness education material

Provide personalized statements

Support retirement education software, such as Morningstar Clear Future

Offer face to face education seminars

Create or distribute participant educational newsletters

Create or provide plan signage or posters

Plan Sponsor Education Services such as:

Provide plan or investment option information to plan sponsors

Website and Interactive Voice Response (IVR) System Maintenance Services such as:

Establish, maintain or improve plan website and IVR systems

EXHIBIT C

SHARE CLASS	FEE

Class K	0.25%